UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): May 31, 2018

Woodward, Inc.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-8408	36-1984010
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1081 Woodward Way, Fort Collins, Colorado 80524

(Address of Principal Executive Offices) (Zip Code)

970-482-5811

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Supply Agreement

In connection with the closing of the transactions contemplated by the L’Orange Agreement, described in Item 2.01, MTU Friedrichshafen GmbH, a limited liability company under German law (“MTU”) and a subsidiary of Rolls-Royce PLC (“Rolls-Royce”), and L’Orange GmbH, a limited liability company under German Law (“L’Orange”), entered into a long-term supply agreement, dated June 1, 2018 (the “LTSA”). Following the closing of the L’Orange Agreement, L’Orange became a wholly-owned subsidiary of Woodward, Inc., a Delaware corporation (the “Company”).

Pursuant to the terms of the LTSA, L’Orange will continue to supply to MTU and its affiliates within Rolls-Royce certain liquid fuel injection systems, injectors, pumps and other associated parts and components for industrial diesel, heavy fuel oil and dual-fuel engines in a manner consistent with the supply of such products prior to the transaction. The LTSA has an initial term that extends through December 31, 2032. During the term of the LTSA, MTU is required to continue to purchase certain of these products exclusively from L’Orange, subject to certain limitations specified therein, at pricing that has been negotiated at arms-length.

The foregoing description of the LTSA does not purport to be complete and is qualified in its entirety by reference to the agreement and the exhibits attached thereto, copies of which the Company plans to file as an exhibit to its Quarterly Report on Form 10-Q for the period ending June 30, 2018.

Note Purchase Agreement

On May 31, 2018, the Company entered into a Note Purchase Agreement (the “2018 Note Purchase Agreement”) with the purchasers named therein (the “Purchasers”) relating to the sale by the Company and the purchase by the Purchasers of an aggregate principal amount of $400,000,000 of senior unsecured notes comprised of (a) $85,000,000 aggregate principal amount of its Series P Senior Notes due May 30, 2025 (the “Series P Notes”), (b) $85,000,000 aggregate principal amount of its Series Q Senior Notes due May 30, 2027 (the “Series Q Notes”), (c) $75,000,000 aggregate principal amount of its Series R Senior Notes due May 30, 2029 (the “Series R Notes”), (d) $75,000,000 aggregate principal amount of its Series S Senior Notes due May 30, 2030 (the “Series S Notes”), and (e) $80,000,000 aggregate principal amount of its Series T Senior Notes due May 30, 2033 (the “Series T Notes”; together with the Series P Notes, the Series Q Notes, the Series R Notes, and the Series S Notes, the “Notes”), in a series of private placement transactions.

The Series P Notes have a maturity date of May 30, 2025 and generally bear interest at a rate of 4.27% per annum. The Series Q Notes have a maturity date of May 30, 2027 and generally bear interest at a rate of 4.35% per annum. The Series R Notes have a maturity date of May 30, 2029 and generally bear interest at a rate of 4.41% per annum. The Series S Notes have a maturity date of May 30, 2030 and generally bear interest at a rate of 4.46% per annum. The Series T Notes have a maturity date of May 30, 2033 and generally bear interest at a rate of

4.61% per annum. In connection with the issuance of the Notes, the Company entered into cross-currency swap transactions in respect of each tranche of Notes based on a foreign exchange rate equal to $1.158 United States Dollars per €1 Euro, which effectively reduced the interest rates on the Series P Notes to 1.82% per annum, the Series Q Notes to 2.15% per annum, the Series R Notes to 2.418% per annum, the Series S Notes to 2.546% per annum and the Series T Notes to 2.897% per annum. Interest on the Notes will be payable semi-annually on May 30 and November 30 of each year until all principal is paid. Interest payments on the Notes commence on November 30, 2018.

The Company’s obligations under the 2018 Note Purchase Agreement and the Notes will rank at all times at least pari passu, without preference or priority, with all other unsecured unsubordinated debt of the Company (collectively, the “Existing Unsecured Indebtedness”), including the Company’s outstanding debt under the revolving credit agreement, dated July 10, 2013, between the Company and a syndicate of lenders led by Wells Fargo Bank, National Association, as administrative agent.

The 2018 Note Purchase Agreement contains restrictive covenants customary for such financings, including, among other things, covenants that place limits on each Company’s ability to incur liens on assets, incur additional debt (including a leverage test), transfer or sell the Company’s assets, merge or consolidate with other persons and enter into material transactions with affiliates. The 2018 Note Purchase Agreement also contains financial covenants which require Woodward to maintain a specified leverage ratio of net indebtedness to consolidated EBITDA and a minimum consolidated net worth, which are, in each case, consistent with financial covenants set forth in the Existing Unsecured Indebtedness.

The 2018 Note Purchase Agreement also contains events of default customary for such financings, the occurrence of which would permit the Purchasers of the Notes to accelerate the amounts due thereunder. In the event of default, the interest rate accruing on each of the Notes would increase by 2%.

The Company’s payment and performance obligations under the 2018 Note Purchase Agreement and the Notes, including without limitation the obligations for payment of all principal, interest and any applicable prepayment compensation amount on the Notes, are guaranteed (i) by Woodward FST, Inc., MPC Products Corporation and Woodward HRT, Inc., each a wholly owned subsidiary of the Company.

The Company, at its option, is permitted at any time to prepay all or any part of the then-outstanding principal amount of any series of the Notes at 100% of the principal amount of the series of Notes to be prepaid (but, in the case of partial prepayment, not less than $1,000,000), together with interest accrued on such amount to be prepaid to the date of prepayment, plus any applicable prepayment compensation amount and, if any holder of the Notes has entered into a cross-currency swap agreement in respect of the Note held by such holder, certain losses (if any) incurred by such holder under such cross-currency swap agreement as a result of such prepayment.

Amendments to Existing Note Purchase Agreements

On May 31, 2018, the Company entered into (1) Amendment No. 1 to Note Purchase Agreement (the “2013 Agreement Amendment”) with the then current holders of the entire outstanding principal amount of the notes issued under the Existing 2013 Note Purchase Agreement (defined below), (2) Amendment No. 1 to Note Purchase Agreement (the “2016 Series M Agreement Amendment”) with the then current holders of the entire outstanding principal amount of the notes issued under the Existing 2016 Series M Note Purchase Agreement (defined below), and (3) Amendment No. 1 to Note Purchase Agreement (the “2016 Series N and O Agreement Amendment”; together with the 2016 Series M Agreement Amendment, the “2016 Agreement Amendments”) with the then current holders of the entire outstanding principal amount of the notes issued under the Existing 2016 Series N and O Note Purchase Agreement (defined below).

The 2013 Agreement Amendment amends that certain Note Purchase Agreement, dated October 1, 2013, among the Company and the noteholders party thereto (the “Existing 2013 Note Purchase Agreement”) relating to the issuance and sale by the Company of $50,000,000 aggregate principal amount of its Series G Senior Notes due November 15, 2020, $25,000,000 aggregate principal amount of its Series H Senior Notes due November 15, 2023, $25,000,000 aggregate principal amount of its Series I Senior Notes due November 15, 2025, $50,000,000 aggregate principal amount of its Floating Rate Series J Senior Notes due November 15, 2020, $50,000,000 aggregate principal amount of its Series K Senior Notes due November 15, 2023, and $50,000,000 aggregate principal amount of its Series L Senior Notes due November 15, 2023. The 2016 Series M Agreement Amendment amends that certain Note Purchase Agreement, dated September 23, 2016, among the Company and the noteholders party thereto (the “Existing 2016 Series M Note Purchase Agreement”) relating to the issuance and sale by the Company of €40,000,000 aggregate principal amount of its Series M Senior Notes due September 23, 2026. The 2016 Series N and O Agreement Amendment amends that certain Note Purchase Agreement, dated September 23, 2016, among Woodward International Holding B.V., a subsidiary of the Company organized under the laws of The Netherlands (the “BV Subsidiary”), the Company, as parent guarantor, and the noteholders party thereto (the “Existing 2016 Series N and O Note Purchase Agreement”; together with the Existing 2016 Series M Note Purchase Agreement, the “Existing 2016 Note Purchase Agreements”) relating to the issuance and sale by the BV Subsidiary of €77,000,000 aggregate principal amount of its Series N Senior Notes due September 23, 2028 and €43,000,000 aggregate principal amount of its Series O Senior Notes due September 23, 2031. The 2013 Agreement Amendment and the 2016 Agreement Amendments each provide for changes to, among other things, conform certain of the negative covenants in the Existing 2013 Note Purchase Agreement and the Existing 2016 Note Purchase Agreements, respectively, to the corresponding covenant provisions in the 2018 Note Purchase Agreement.

The foregoing descriptions of the 2013 Agreement Amendment and the 2016 Agreement Amendments and related matters are qualified in their entirety by reference to the 2013 Agreement Amendment and the 2016 Agreement Amendments, which are filed as Exhibits 10.2, 10.3 and 10.4 hereto, respectively, and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On April 8, 2018, the Company, and its wholly-owned subsidiary, Woodward Aken GmbH, a limited liability company under German law (collectively, the “Purchasers”), entered into a Share Purchase Agreement (the “L’Orange Agreement”) with MTU, and MTU America Inc., a Delaware corporation (together with MTU, the “Sellers”), both of which are subsidiaries of Rolls-Royce. Pursuant to the Agreement, the Purchasers agreed to acquire all of the outstanding shares of stock of L’Orange together with its wholly-owned subsidiaries in China and Germany, as well as all of the outstanding equity interests of its affiliate, Fluid Mechanics LLC, a Delaware limited liability company and their related operations (collectively, the “L’Orange Entities”).

The transactions contemplated by the L’Orange Agreement were completed on June 1, 2018, thereby finalizing the Purchasers’ acquisition of the L’Orange Entities for an enterprise value of €700 million (US$811 million).1

The foregoing description of the L’Orange Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the L’Orange Agreement, copies of which the Company plans to file as an exhibit to its Quarterly Report on Form 10-Q for the period ending June 30, 2018.

[1]	Conversion to United States Dollars for the purposes hereof is based on a foreign currency exchange rate equal to $1.158 United States Dollars per €1 Euro as of May 29, 2018, the date Woodward executed cross-currency swaps of USD for Euro as described in Item 1.01 above and Item 2.03 below in connection with the financing of this transaction.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 31, 2018, the Company borrowed $167,420,000 in United States Dollars under its existing revolving credit agreement previously entered into by the Company, a syndicate of lenders and Wells Fargo Bank, National Association, as administrative agent. Under the revolving credit agreement, this borrowing will accrue interest at a rate equal to 2.95% per annum. In connection with this borrowing, the Company entered into a cross-currency swap based on a foreign exchange rate equal to $1.158 United States Dollars per €1 Euro, which effectively lowered the interest rate on such borrowing to 0.9613% per annum.

Item 7.01 Regulation FD Disclosure.

On June 4, 2018, the Company issued a press release announcing the closing of the L’Orange Agreement. A copy of the press release issued by the Company is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Note Purchase Agreement, dated May  31, 2018, by and among Woodward, Inc. and the purchasers named therein.

10.2 Amendment No.  1 to 2013 Note Purchase Agreement, dated as of May  31, 2018, by and among Woodward, Inc. and the noteholders names therein.

10.3 Amendment No.  1 to 2016 Series M Note Purchase Agreement, dated as of May  31, 2018, by and among Woodward, Inc. and the noteholders names therein.

10.4 Amendment No.  1 to 2016 Series N and O Note Purchase Agreement, dated as of May 31, 2018, by and among Woodward International Holding B.V., Woodward, Inc. and the noteholders names therein.

99.1 Press Release, dated June 4, 2018, of Woodward, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Woodward, Inc.

Dated: June 4, 2018	By:	/s/ A. Christopher Fawzy
A. Christopher Fawzy
Corporate Vice President, General Counsel, Corporate Secretary & Chief Compliance Officer